Exhibit 11.2

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                  For the Nine Months Ended September 30, 1999
                  --------------------------------------------

                                                  Income            Shares      Per-Share
                                               (Numerator)       (Denominator)    Amount
                                               -----------       -------------    ------
Net Income                                     $ 7,254,114
Less: Preferred Stock dividends                   (450,000)
                                               -----------
Basic earnings per share:
  Income available to common stockholders        6,804,114        25,528,607      $ .27
                                                                                  =====

Effect of dilutive securities:
  Warrants                                                            88,077
  Stock options                                                      414,461
                                               -----------       -----------
Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                   $ 6,804,114        26,031,145      $ .26
                                               ===========       ===========      =====

                  For the Nine Months Ended September 30, 1998
                  --------------------------------------------

                                                       Income            Shares      Per-Share
                                                    (Numerator)       (Denominator)    Amount
                                                    -----------       -------------    ------
Net Income                                          $ 3,909,644
Less: Preferred Stock dividends                        (450,454)

Basic earnings per share:
  Income available to common stockholders             3,459,190        22,272,673      $ .16
                                                                                       =====

Effect of dilutive securities:
  12.5% Redeemable Convertible preferred stock              454             4,490
  Warrants                                                                 91,005
  Stock options                                                           380,751
                                                    -----------      ------------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                        $ 3,459,644        22,748,919      $ .15
                                                    ===========       ===========      =====


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